                                                                   EXHIBIT 11.01

                   VIVID TECHNOLOGIES, INC. AND SUBSIDIARIES

                        STATEMENT RE: EARNINGS PER SHARE

                             YEAR ENDED SEPTEMBER 30,      NINE MONTHS ENDED JUNE 30,
                         --------------------------------- ---------------------------
                           1993        1994       1995         1995          1996
                         ---------  ---------- ----------- ------------- -------------
                                                                   (UNAUDITED)
Net income (loss)....... $(858,559) $2,809,701 $ 2,014,075 $     824,486 $     736,077
                         ---------  ---------- ----------- ------------- -------------
Weighted average common
 shares
 outstanding............ 1,527,386   1,615,169   1,663,066     1,660,595     1,676,427
Assumed conversion of
 Series B and Series D
 convertible preferred
 stock ................. 4,138,951   5,045,850   5,045,850     5,045,850     5,045,850
Stock issued within
 twelve months of
 initial public
 offering...............   148,419     148,419     148,419       148,419       148,419
Common stock equiva-
 lents..................       --      388,863     417,803       420,859       712,958
                         ---------  ---------- ----------- ------------- -------------
Weighted average number
 of common and common
 equivalent shares
 outstanding............ 5,814,756   7,198,301   7,275,138     7,275,723     7,583,654
                         ---------  ---------- ----------- ------------- -------------
Net income (loss) per
 share amount........... $   (0.15) $     0.39 $      0.28 $        0.11 $        0.10
                         =========  ========== =========== ============= =============
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin
    No. 83, stock, stock options and stock warrants issued at prices below the initial public offering price during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement of its initial public offering have been included as outstanding for all periods presented. The dilutive effect of the common stock equivalents was computed in accordance with the treasury stock method.